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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

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                                    FORM 8-K

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                                 Current Report


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                           Date of Report May 2, 1996
               (Date of earliest event reported):  April 19, 1996



                             HARBINGER CORPORATION
                (Exact name of Company specified in its charter)



            GEORGIA                            0-26298                             58-1817306
(State or other jurisdiction of        (Commission File Number)         (IRS Employer Identification No.)
incorporation or organization)



              1055 LENOX PARK BOULEVARD, ATLANTA, GEORGIA                        30319
                (Address of principal executive offices)                       (Zip Code)


                                 (404) 841-4334
               (Company's telephone number, including area code)


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Item 2.  Acquisition or Disposition of Assets.

         Pursuant to a Purchase Agreement signed April 17, 1996 (effective March 31, 1996) , the Company completed its acquisition of 100% of the outstanding shares of INOVIS GmbH & Co.("INOVIS"), a Karlsruhe, Germany-based provider of Electronic Commerce software and services for the German and Austrian markets, from its nine limited partners and one unlimited partner, (collectively referred to as "Sellers"). The purchase price paid at closing consisted of (i) $1.41 million in cash
         (ii) $560,000 in a non-interest bearing note payable due in six months from the date of closing, (iii) 141,000 unregistered shares of the Company's common stock, and (iv) unregistered five year warrants to purchase up to 20,000 shares of the Company's common stock at $17.14 per share. The purchase price is subject to adjustment within 30 days after closing to reflect the difference between the estimated and actual balance sheet of INOVIS as of March 31, 1996. The Company has agreed to register the Common Stock issued to the Sellers not later than October 19, 1996. In addition, the Company has agreed to use its best efforts to include the issued shares in any subsequent registration of common stock. Pursuant to the purchase agreement, approximately $300,000 in cash and 24,000 shares of the Company's common stock will be held in escrow for a period of 12 months following the date of closing as a reserve for the Sellers' obligations under the purchase agreement. The Company agreed to issue additional consideration to the Sellers, based on the attainment of certain financial goals by INOVIS during the remainder of 1996. The additional consideration, if earned, will be paid 30% in cash and 70% in the Company's common stock. The Company took a $3.4 million charge in the first quarter of 1996 related to the acquisition of in-process research that had not reached technological feasibility. Cash was paid at closing out of the Company's working capital. The purchase price was determined through negotiations between the Company and the Sellers

         No material relationship exists between Dr. Jakob Karszt, Mr. Helmut Grimm, Mr. Hans Arthur Rauh, Dr. Nikolai Preib, Mr. Ulrich Rehn, Mr. Eugene Volbers, Mr. Jurgen Matthias Diet, Prof. Dr. Wolffried Stucky, Mr. Jorg Blum , and the Company or any of its affiliates, directors or officers or any associate of any such director or officer. A more detailed description of the transaction is contained in the Purchase Agreement filed as Exhibit 2(a) and hereby incorporated herein by this reference.

Item 7.  Financial Statements and Exhibits.

         a) Financial Statements of Business Acquired: To be filed by amendment as soon as practicable but not later than July 3, 1996.

         b) Pro Forma Financial Information: To be filed by amendment as soon as practicable but not later than July 3, 1996.

         c) Exhibits:

            2(a) Definitive Purchase Agreement dated as of March 31, 1996.

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                                   SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                              HARBINGER CORPORATION


                                              /s/ Joel G. Katz
                                              -----------------------------
                                              JOEL G. KATZ
                                              Vice President, Finance
                                              (Principal Financial Officer;
                                              Principal Accounting Officer)

Date:  May 2, 1996


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